UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2007

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 8.01 Other Events

    Technology Research Corporation announced that on April 5, 2007 we filed a counterclaim in the U.S. District Court for the Central District of California against Shanghai ELE Manufacturing Corporation ("Shanghai ELE") for infringement of our U.S. Patent No. 6,292,337 ("the '337 patent").  The '337 patent underlies our Fire Shield® technology for cord fire prevention.  The counterclaim asserts that Shanghai ELE's Leakage Current Detectors and Interrupters (LCDIs), among other things, infringe the '337 patent and seeks monetary damages against Shanghai ELE for past infringement of the '337 patent.  The counterclaim also asks the Court to permanently enjoin Shanghai ELE from future infringement of the '337 patent.

    We had previously written a letter to Shanghai ELE requesting that they cease all infringing activity relating to the '337 patent.  In response, Shanghai ELE filed a declaratory judgment action against us in the U.S. District Court for the Central District of California, seeking a declaration that it does not infringe and that the patent is invalid.  We filed our Answer and Counterclaim in the action, stating that the '337 patent is valid and asserting our infringement counterclaim against Shanghai ELE.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:
Exhibit No. 99.1	Description Press release issued April 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: April 11, 2007	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance CFO